UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

VIVOSIM LABS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	VIVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrants

On July 16, 2026, VivoSim Labs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited institutional investor (the “Purchaser”), pursuant to which, among other things, the Company agreed to issue and sell to the Purchaser, in a private placement transaction (the “Private Placement”), (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 4,705,883 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) accompanying warrants to purchase up to an aggregate of 4,705,883 shares of Common Stock (the “Common Warrants”, and collectively with the Pre-Funded Warrants, the “Warrants”), at the combined purchase price of $0.85 per share of Common Stock subject to the Pre-Funded Warrants and accompanying Common Warrant, for gross proceeds of approximately $4.0 million, before deducting placement agent fees and other offering expenses. The closing of the Private Placement is expected to occur on or about July 17, 2026. The Company intends to use the proceeds from the Private Placement for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchaser, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. In addition, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents from the date of the Purchase Agreement until 60 days after the date the registration statement covering the resale by the Purchaser of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) is declared effective.

Each Pre-Funded Warrant has an exercise price of $0.001 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, is exercisable immediately upon issuance and will survive until it is exercised in full. Each Pre-Funded Warrant will be exercisable on a cash or cashless exercise basis.

Each Common Warrant has an exercise price of $0.85 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable at any time on or after the date the Company obtains stockholder approval with respect to the Common Warrants, for a period of five years thereafter. Each Common Warrant is exercisable on a cash basis unless, at the time of such exercise, the Warrant Shares underlying such Common Warrant cannot be immediately resold pursuant to an effective registration statement, in which case such Common Warrant will also be exercisable on a cashless exercise basis.

Under the terms of the Warrants, the Company may not effect the exercise of any such Warrant, and a holder will not be entitled to exercise any portion of any such Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 9.99% for the Pre-Funded Warrants, or 4.99% for the Common Warrants, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company, subject to the terms of such Warrants, provided that such percentage may in no event exceed 9.99%.

Placement Agency Agreement

In connection with the Private Placement, on July 16, 2026, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the Placement Agency Agreement, the Company agreed to pay to the Placement Agent a cash fee equal to 6.50% of the gross proceeds of the Private Placement.

Armistice Warrant Amendment

In connection with the Private Placement, on July 16, 2026, the Company also entered into an amendment (the “Armistice Warrant Amendment”) to those certain Common Stock Purchase Warrants, each dated May 13, 2024, issued by the Company to Armistice Capital Master Fund Ltd. (the “Armistice Warrants”), to, among other things, amend the date of termination and the exercise price of the Armistice Warrants to be 5 years after the date the Company obtains stockholder approval with respect to the Armistice Warrants and underlying shares of Common Stock and $0.85 per share of Common Stock, respectively, and amend certain provisions relating to the treatment of the warrants upon a Fundamental Transaction (as defined in the Armistice Warrants).

The foregoing summaries of the Purchase Agreement, the form of Pre-Funded Warrant, the form of Common Warrant, the Placement Agency Agreement and the Armistice Warrant Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement, the form of Pre-Funded Warrant, the form of Common Warrant, the Placement Agency Agreement and the Armistice Warrant Amendment, which are filed herewith as Exhibits 10.1, 4.1, 4.2, 10.2 and 4.3, respectively.

The representations, warranties and covenants contained in the Purchase Agreement, the Warrants, the Placement Agency Agreement and the Armistice Warrant Amendment were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the contracting parties, and may be subject to limitations agreed upon by the contracting parties and are qualified by certain disclosures exchanged by the parties in connection with the Private Placement. Accordingly, the Purchase Agreement, the Warrants, the Placement Agency Agreement and the Armistice Warrant Amendment are incorporated herein by reference only to provide investors with information regarding the terms thereof, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the expected use of the proceeds from the Private Placement. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report are incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On July 16, 2026, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Shares of Common Stock.

4.2	Form of Common Stock Purchase Warrant to Purchase Shares of Common Stock.

4.3	Amendment to Common Stock Purchase Warrants, dated July 16, 2026, between the Company and Armistice Capital Master Fund Ltd.

10.1	Securities Purchase Agreement, dated July 16, 2026, between the Company and the purchaser identified on the signature page thereto.

10.2	Placement Agency Agreement, dated July 16, 2026, between the Company and A.G.P./Alliance Global Partners.

99.1	Press Release, dated July 16, 2026.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VivoSim Labs, Inc.

Date: July 17, 2026	By:	/s/ Norman Staskey
	Name:	Norman Staskey
	Title:	Chief Financial Officer